UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Information is being furnished herein and in Exhibit 99.1 with respect to presentations to investors and others that may be made by executive officers of Iridium Communications Inc. (the “Company”). This information includes selected financial and operational information through the third quarter of 2010 and does not represent a complete set of financial statements and related notes prepared in conformity with generally accepted accounting principles. These materials are dated December 16, 2010, and the Company does not undertake to update the materials after that date.

The presentation is also available on the Company’s web site at www.iridium.com. Iridium Communications Inc.’s Annual Report to Stockholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

The Company issued a press release on December 16, 2010 with respect to selected financial information included in the presentation. A copy of the press release is attached hereto as Exhibit 99.2.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation of Iridium Communications Inc., dated December 16, 2010

99.2	Press release dated December 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: December 16, 2010	By:	/s/ THOMAS J. FITZPATRICK
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer